UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

BWI HOLDINGS, INC.
Exact name of registrant as specified in its charter

Nevada	000-54252	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lexington Ave., 17th Floor, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

(888) 5103394
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.

CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2011, Branislav Jovanovic resigned as a director of BWI Holdings, Inc. a Nevada corporation (the "Company").

Mr. Jovanovic did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SECTION 3.  SECURITIES AND TRADING MATTERS

Item 3.02 Unregistered Sales of Equity Securities

Effective on January 11, 2011, the Board of Directors of the Company authorized the settlement of debt in the amount of $700,000.00 due and owing to Jim Can, its prior President/Chief Executive Officer (the “Debt”). The Debt consisted of funds advanced and loaned by Jim Can to the Company during fiscal years 2007 through 2009 for financing and working capital purposes as evidenced on the financial statements for the period ended December 31, 2009 filed with the quarterly report on Form 10-Q with the Securities and Exchange Commission. On approximately July 15, 2010, the Board of Directors of the Company agreed that such Debt would be convertible at any time by Jim Can at $0.01 per share (the “Terms of Conversion”). Therefore, the Board of Directors acknowledged the Debt and Terms of Conversion and ratified and approved the issuance of 70,000,000 shares of common stock to Jim Can in satisfaction of the Debt.   The shares were issued to Jim Can on February 1, 2011.

The shares of common stock under the Debt were issued to one non-United States investor in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Jim Can acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 149,498,063 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Ilya Khasidov 380 Lexington Ave., 17th Floor New York, NY 10068	70,000,000	46.8%
Robert Baker 3915 61st Avenue SE Calgary, Alberta Canada T2C 1V5	-0-	0%
Kendall Dilling 3915 61st Avenue SE Calgary, Alberta Canada T2C 1V5	-0-	0%
Bruce Milroy 3915 61st Avenue SE Calgary, Alberta Canada T2C 1V5	-0-	0%
All executive officers and directors as a group (5 person)	70,000,000	46.8%
Beneficial Shareholders Greater than 10%
Jim Can Box 63, Site 11, R.R. #1 DeWinton, Alberta, Canada T0L 0X0	70,000,000	46.8%

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 149,498,063 shares issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWI HOLDINGS, INC.

Dated: February 2, 2011	By:	/s/ Ilya Khasidov
	Name:	Ilya Khasidov
`	Title:	President & CEO